Exhibit 99.2

FOR IMMEDIATE RELEASE

Pinnacle Foods Inc. Signs Definitive Agreement for Sale of Company to Hillshire Brands

Parsippany, NJ, May 12, 2014 - Pinnacle Foods Inc. (NYSE: PF) announced today that it has entered into a definitive agreement for the sale of the Company to Hillshire Brands (NYSE: HSH) in a transaction to include cash and Hillshire common stock.

Under the terms of the agreement, Hillshire will acquire all outstanding shares of Pinnacle Foods. Pinnacle stockholders will receive $18.00 in cash for each share held, along with Hillshire common stock at a fixed exchange ratio of 0.50 Hillshire shares for each Pinnacle share. The transaction represents an implied premium of approximately 80% since Pinnacle’s March 28, 2013 IPO. Upon the closing of the transaction, Pinnacle shareholders will own approximately 33% of the combined company. Until the time of the closing, Pinnacle will continue to maintain its current quarterly dividend payments.

The combined company will have annual net revenues of approximately $6.6 billion and be led by current Hillshire President and CEO Sean Connolly.

The transaction, which is subject to customary regulatory and shareholder approvals, is expected to close by September 2014. Certain affiliates of Blackstone, which collectively hold approximately 51% of Pinnacle’s outstanding common stock, have entered into a voting agreement and, subject to its terms and conditions, agreed to vote their shares in favor of the transaction. Upon close of the transaction, Hillshire will appoint a representative from Blackstone to its board.

Pinnacle CEO Bob Gamgort stated, “This transaction speaks to the value Pinnacle employees have created by executing our strategy of Reinvigorating Iconic Brands. The combination of the brand portfolios of Pinnacle and Hillshire creates a powerful food company with broad reach across frozen, refrigerated and grocery categories.”

Prakash A. Melwani, Blackstone Senior Manager Director and Chief Investment Officer, Private Equity, added, “I want to thank the Pinnacle Foods board of directors, management team and employees for their tireless effort and dedication in transforming Pinnacle into the excellent Company it is today. All Pinnacle shareholders have benefitted from the significant value created to date and now have the opportunity to participate in the strength of these combined businesses.”

BofA Merrill Lynch and Blackstone Advisory Partners served as financial advisors to the Company and Simpson Thacher & Bartlett LLP served as legal counsel.

Contacts:
Maria Sceppaguercio	Thuy-An Wilkins
Senior Vice President, IR & Communications	Senior Manager, External
Communications
Pinnacle Foods Inc.	Pinnacle Foods Inc.
973-541-8629	973-434-2999

About Pinnacle Foods Inc.

In more than 85% of American households, consumers reach for Pinnacle Foods brands. Pinnacle Foods is a Top 1000 Company ranked on Fortune Magazine’s 2013 Top 1000 companies list. We are a leading producer, marketer and distributor of high-quality branded food products, which have been trusted household names for decades. Headquartered in Parsippany, NJ, our business employs an average of 4,400 employees. We are a leader in the shelf-stable and frozen foods segments and our brands hold the #1 or #2 market position in 10 of the 13 major categories in which they compete. Our Duncan Hines Grocery Division manages brands such as Duncan Hines® baking mixes and frostings, Vlasic® and Vlasic Farmer’s Garden® shelf-stable pickles, Wish-Bone® and Western® salad dressings, Mrs. Butterworth’s® and Log Cabin® table syrups, Armour® canned meats, Brooks® and Nalley® chili and chili ingredients, Duncan Hines® Comstock® and Wilderness® pie and pastry fruit fillings and Open Pit® barbecue sauces. Our Birds Eye Frozen Division manages brands such as Birds Eye®, Birds Eye Steamfresh®, C&W®, McKenzie’s®, and Freshlike® frozen vegetables, Birds Eye Voila!® complete bagged frozen meals, Van de Kamp’s® and Mrs. Paul’s® frozen prepared seafood, Hungry-Man® frozen dinners and entrées, Aunt Jemima® frozen breakfasts, Lender’s® frozen and refrigerated bagels, and Celeste® frozen pizza. Our Specialty Foods Division manages Tim’s Cascade Snacks®, Hawaiian® kettle style potato chips, Erin’s® popcorn, Snyder of Berlin® and Husman’s® snacks in addition to our food service and private label businesses. Further information is available at http://www.pinnaclefoods.com.

Forward Looking Statements

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Hillshire Brands, Pinnacle Foods and the combined businesses of Hillshire Brands and Pinnacle Foods and certain plans and objectives of Hillshire Brands and Pinnacle Foods with respect thereto, including the expected benefits of the proposed merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions, including the receipt of approval of both Hillshire Brands’ stockholders and Pinnacle Foods’ stockholders; and the risk that financing for the transaction may not be available on favorable terms. These forward-looking statements are based on numerous assumptions and assessments made by Hillshire Brands and Pinnacle Foods in light of their experiences and perceptions of historical trends, current conditions, business strategies, operating environments, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Hillshire Brands’ and Pinnacle Foods’ plans with respect to the proposed merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Neither Hillshire Brands nor Pinnacle Foods assumes any obligation to update the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Hillshire Brands’ Annual Report on Form 10-K for the fiscal year ended June 29, 2013 and in its reports on Form 10-Q and Form 8-K as well as in Pinnacle Foods’ Annual Report on Form 10-K for the fiscal year ended December 29, 2013 and in its reports on Form 10-Q and Form 8-K.

Additional Information and Where to Find It

The proposed merger transaction involving Hillshire Brands and Pinnacle Foods will be submitted to the respective stockholders of Hillshire Brands and Pinnacle Foods for their consideration. In connection with the proposed merger, Hillshire Brands will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the stockholders of Hillshire Brands and Pinnacle Foods to be filed with the Securities and Exchange Commission (the “SEC”), and each will mail the joint proxy statement/prospectus to their respective stockholders and file other documents regarding the proposed transaction with the SEC. Hillshire Brands and Pinnacle Foods urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the registration statement containing the proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov. These documents can also be obtained (when they are available) free of charge from Hillshire Brands upon written request to the Investor Relations Department, 400 South Jefferson Street, Chicago, Illinois 60607, telephone number (312) 614-8100 or from Hillshire Brands’ website, http://investors.hillshirebrands.com, or from Pinnacle Foods upon written request to the Investor Relations Department, 399 Jefferson Road, Parsippany, New Jersey, 07054, telephone number (973) 434-2924, or from Pinnacle Foods’ website, http://investors.pinnaclefoods.com.

Participants in Solicitation

Hillshire Brands, Pinnacle Foods and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of Hillshire Brands and Pinnacle Foods in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of Hillshire Brands and Pinnacle Foods in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Hillshire Brands’ executive officers and directors in its definitive proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on September 12, 2013. You can find more information about Pinnacle Foods’ executive officers and directors in its definitive proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2014. You can obtain free copies of these documents from Hillshire Brands and Pinnacle Foods using the contact information above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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